Exhibit 3.65

ARTICLES OF INCORPORATION

OF

ALAMO AUTO AUCTION HOUSTON, INC.

ARTICLE ONE

The name of the corporation is ALAMO AUTO AUCTION HOUSTON, INC.

ARTICLE TWO

The period of duration is perpetual.

ARTICLE THREE

The purpose for which the corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is one million (1,000,000) shares having no par value. The shares shall be designated as common stock and shall have identical rights and privileges in every respect.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand and no/100 ($1,000.00) Dollars consisting of money, labor done or property actually received.

ARTICLE SIX

The street address of its initial registered office is Suite 450, GPM South Tower, 800 N.W. Loop 410, San Antonio, Texas 78216, and the name of its initial registered agent at such address is F.L. Massey.

ARTICLE SEVEN

The number of directors constituting the initial board of directors is three, and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

C.O. Massey
12138 Magnolia Blossom
San Antonio, Texas 78247

F.L. Massey
6562 Stonykirk
San Antonio, Texas 78240

Don W. Saunders
450 GPM South Tower
800 N.W. Loop 410
San Antonio, Texas 78216

ARTICLE EIGHT

The name and address of the incorporator is:

Don W. Saunders
Attorney at Law
450 GPM South Tower
800 N.W. Loop 410
San Antonio, Texas 78216

/s/ Don W. Saunders
DON W. SAUNDERS, Incorporator Attorney at Law 450 GPM South Tower
800 N.W. Loop 410 San Antonio, Texas 78216

STATE OF TEXAS §

Before me, a Notary Public, on this day personally appeared DON W. SAUNDERS, known to me to be the person whose name is subscribed to the foregoing document and being by me first duly sworn, declared that the statements therein contained are true and correct, and he signed his name in the capacity therein stated.

Given under my hand and seal of office this 13th day of September 1995.

/s/ Alverne Halloran
NOTARY PUBLIC - STATE OF TEXAS Alverne Halloran My Commission Expires: 10-31-96

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

ALAMO AUTO AUCTION HOUSTON, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Alamo Auto Auction Houston, Inc.

ARTICLE TWO

Article One of the original or amended Articles of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE ONE

The name of the corporation is ADESA Houston, Inc.

Article Six of the original or amended Articles of Incorporation is hereby amended to read in its entirety as follows :

ARTICLE SIX

The street address of the corporation’s registered office is 811 Dallas Avenue, Houston, Texas 77002, and the name of its initial registered agent at such address is C T Corporation System.

This amendment is an addition to the original or amended Articles of Incorporation, and a new Article Nine is hereby added to read in its entirety as follows:

ARTICLE NINE

No director shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article does not eliminate or limit the liability of a director to the extent the director is found liable for:

(A) A. a breach of the director’s duty of loyalty to the corporation or its shareholders;

(B) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(C) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or

(D) an act or omission for which the liability of the director is expressly provided by an applicable statute.

Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or modification.

ARTICLE THREE

The foregoing amendment was adopted by the sole shareholder of the corporation on September 30, 1996.

ARTICLE FOUR

The number of shares of the corporation outstanding at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.

ARTICLE FIVE

The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.

Dated September 30, 1996.

ALAMO AUTO AUCTION HOUSTON, INC.

By:	/s/ Jeffrey K. Harty
	Print Name:	Jeffrey K. Harty
	Print Title:	Treasurer

EXHIBIT B

ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

ADESA HOUSTON, INC.

Pursuant to Article 4.04 of the Texas Business Corporation Act (the “Act”), ADESA Houston, Inc. (the “Corporation”) adopts the following Articles of Amendments to its Articles of Incorporation in accordance with the provisions of Part Four of the Texas Business Corporation Act.

Article One

The name of the Corporation is ADESA Houston, Inc.

Article Two

Article One of the Articles of Incorporation is hereby deleted and replaced to read in its entirety as follows:

“Article One

The name of the Corporation is ADESA Texas, Inc.”

Article Three

Article Six of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“Article Six

The street address of the Corporation’s registered office is 1021 Main Street, Ste. 1150, Houston, Texas 77002, and the name of its registered agent at such address is C T Corporation System.”

Article Four

The foregoing amendments were adopted by the sole shareholder of the Corporation on the 18th day of December, 2003.

Article 5

The amendments to the Articles of Incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

The amendments will become effective on December 31, 2003 at 11:59 p.m. in accordance with Article 10.03 of the Texas Business Corporation Act.

Dated this 18th date of December, 2003

ADESA Houston, Inc.

/s/ James P. Hallett
James P. Hallett, President

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